    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1996

                                         REGISTRATION STATEMENT 333-01869
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1
                                     TO
                                   FORM S-4/A
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    1389                   76-0252850
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      JURISDICTION OF      CLASSIFICATION CODE NO.)     IDENTIFICATION NO.)
      INCORPORATION)
                               2835 HOLMES ROAD
                             HOUSTON, TEXAS 77051
                                (713) 799-5100
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          JAMES F. MARONEY, III, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                               2835 HOLMES ROAD
                             HOUSTON, TEXAS 77051
                                (713) 799-5100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                               ----------------

                                  Copies to:
        PATRICK T. SEAVER, ESQ.                 SCOTT N. WULFE, ESQ.
           LATHAM & WATKINS                    VINSON & ELKINS L.L.P.
   650 TOWN CENTER DRIVE, SUITE 2000       1001 FANNIN STREET, SUITE 2300
     COSTA MESA, CALIFORNIA 92626             HOUSTON, TEXAS 77002-6760
            (714) 540-1235                         (713) 758-2222

                               ----------------



  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

ITEM 21. EXHIBITS.

  2.1 Agreement and Plan of Merger, dated as of January 3, 1996, between Sub,
      Drexel and Tuboscope (incorporated by reference from the registrant's
      Current Report on Form 8-K filed on January 16, 1996).*
  5   Opinion of Latham & Watkins.*
  8.1 Opinion of Baker & Botts, L.L.P. regarding certain tax matters.*
  8.2 Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.*
 23.1 Consent of Ernst & Young LLP.*
 23.2 Consent of KPMG Peat Marwick LLP.*
 23.3 Consent of CS First Boston.
 24.1 Power of Attorney.*
 99.1 Tuboscope Vetco International Corporation Form of Proxy.*
 99.2 Consent of L. E. Simmons.*
 99.3 Consent of John F. Lauletta.*
 99.4 Consent of J. S. Dickson Leach.*

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* Previously Filed.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 22nd day of March, 1996.

                                          TUBOSCOPE VETCO INTERNATIONAL
                                           CORPORATION

                                                /s/ James F. Maroney, III
                                          By___________________________________
                                              James F. Maroney, III
                                              Vice President, General Counsel
                                              and Secretary



  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                             TITLE                    DATE
                ----                             -----                    ----

         /s/ Martin R. Reid*         Chairman of the Board           March 22, 1996
____________________________________
           Martin R. Reid

     /s/ William V. Larkin, Jr.*     President, Chief Executive      March 22, 1996
____________________________________ Officer and Director
       William V. Larkin, Jr.

        /s/ Ronald L. Koons*         Executive Vice President,       March 22, 1996
____________________________________ Chief Financial Officer and
          Ronald L. Koons            Treasurer (Principal
                                     Financial Officer)

        /s/ Jerome L. Baier*         Director                        March 22, 1996
____________________________________
          Jerome L. Baier

       /s/ Martin G. Hubbard*        Director                        March 22, 1996
____________________________________
         Martin G. Hubbard

        /s/ Eric L. Mattson*         Director                        March 22, 1996
____________________________________
          Eric L. Mattson

     /s/ Timothy M. Pennington*      Director                        March 22, 1996
____________________________________
       Timothy M. Pennington

       /s/ Patrick T. Seaver*        Director                        March 22, 1996
____________________________________
         Patrick T. Seaver

        /s/ James J. Shelton*        Director                        March 22, 1996
____________________________________
          James J. Shelton

      /s/ Frederick J. Warren*       Director                        March 22, 1996
____________________________________
        Frederick J. Warren

* By:   /s/ Ronald L. Koons                                          March 22, 1996
____________________________________
          Ronald L. Koons
         Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT        DESCRIPTION                                                                        PAGE
 -------        -----------                                                                        ----
  5   Opinion of Latham & Watkins.*
  8.1 Opinion of Baker & Botts, L.L.P. regarding certain tax matters.*
  8.2 Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.*
 23.1 Consent of Ernst & Young LLP.*
 23.2 Consent of KPMG Peat Marwick LLP.*
 23.3 Consent of CS First Boston.
 24.1 Power of Attorney.*
 99.1 Tuboscope Vetco International Corporation Form of Proxy.*
 99.2 Consent of L. E. Simmons.*
 99.3 Consent of John F. Lauletta.*
 99.4 Consent of J. S. Dickson Leach.*

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* Previously filed.